Exhibit 10.4

SECOND AMENDMENT TO

LEASE AGREEMENT

(Belpre III)

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of April 19, 2018 (“Effective Date”) by and between GMR BELPRE, LLC, a Delaware limited liability company (“Landlord”), and MARIETTA MEMORIAL HOSPITAL, an Ohio non-profit corporation (“Tenant”).

RECITALS

WHEREAS, Landlord, as successor-in-interest to Belpre III, LLC, a West Virginia limited liability company (the “Prior Landlord”), with respect to that certain Lease dated March 16, 2015, by and between the Prior Landlord and Tenant, as amended by that certain Amendment dated February 23, 2016 (as amended, the “Lease”) for certain premises comprising part of the property located at 803 Farson Street, Belpre, Ohio (the “Demised Premises”), as more particularly described in the Lease. All capitalized terms used herein without definition shall have the meanings assigned to them in the Lease.

WHEREAS, Landlord and Tenant have agreed to amend the Lease as provided in this Amendment.

NOW, THEREFORE, for valuable consideration paid for which the mutual receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows as of the Effective Date:

AGREEMENT

1.   Initial Term. Section 4 of the Lease is amended by extending the expiration date to April 30, 2032.

2.   Base Rent. Section 5 of the Lease is amended by deleting the first two paragraphs in their entirety and replacing them with the following:

“As of the Effective Date, Tenant shall pay Base Rent in the following annual amounts (based on Demised Premises of approximately 25,000 square feet):

Start Date	Stop Date	Annual Rent	Monthly Rent

2018 April 19	2022 July 30	$829,250	$69,104.17

2022 July 31	2027 July 30	$854,250	$71,187.50

2027 July 31	2032 April 30	$879,250	$73,270.83

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Such Base Rent shall be paid in equal monthly installments and shall be due and payable in advance on the last day of each calendar month, being the first day of each lease month hereunder, during the term hereof. All required rental payments shall be made to Landlord at the address provided in the Lease until Landlord advises of any change of address.

Landlord and Tenant understand and agree that this Lease is what is commonly known in the commercial real estate industry as a ‘Net, Net, Net Lease’ or ‘Triple Net Lease’. Tenant recognizes and acknowledges, without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all sums due hereunder (including but not limited to Base Rent, real estate taxes, liability and property insurance costs, and all other expenses, costs, and disbursements of every kind and nature, whether or not customary or in the contemplation of the parties, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management and operation of the Building), shall be deemed additional rent to be paid by Tenant to Landlord, except where same are expressly and solely the obligation of Landlord, and shall be net to Landlord. If Tenant ceases to manage the Demised Premises, then Landlord may, at its own discretion, elect to engage a third-party property management company to manage all or a portion of the Demised Premises consistent with then current market rates, in which case Landlord shall be entitled to include those management fees as operating expenses subject to Tenant reimbursement.

Minnite Parcel. With respect to that certain real property adjacent to the Demised Premises commonly referred to as the “Minnite Family Parcel” and depicted on Exhibit A attached hereto (the “Minnite Parcel”), Tenant shall reimburse Landlord its prorated share of taxes, insurance premiums and operating, repair and maintenance costs related to the Minnite Parcel based on the percentage which the gross building area of the Building constitutes of the aggregate gross building area of the following buildings located on premises within the Development Site: 799 Farson Street, 803 Farson Street, 805 Farson Street, 807 Farson Street and 809 Farson Street. At Landlord’s election, such amounts shall be payable either (i) in monthly installments to be paid with Tenant’s payments of Base Rent and other common areas maintenance (CAM) charges as contemplated by Section 8 of the Lease, or (ii) to pay Landlord for all such taxes, insurance, operating, repair and maintenance costs in full upon Landlord’s written demand of reimbursement for same.

The parties acknowledge that Tenant provides certain financial information through period reporting to on-line agencies such as FINRA and EMMA for the benefit of investors, bondholders and the general public. If Tenant discontinues to provide such reports, then upon Landlord request, (i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, Tenant shall provide Landlord with a copy of annual audited financial statements for such fiscal year and (ii) within forty-five (45) days after the end of each quarter, Tenant shall provide Landlord with a copy of Tenant’s unaudited balance sheets and related statements of income and cash flow statements, as certified by an officer of Tenant as to the truth and accuracy of such financial statements; provided, that Tenant shall also provide such financial information more frequently upon request by Landlord if required by Landlord’s lender or in connection with a proposed sale of the Demised Premises.

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3.   Construction and Tenant Buildout Requirements. Section 6 of the Lease (providing for Landlord’s obligation to construct the Demised Premises) is hereby deleted in its entirety.

4.   Common Areas. Section 8 of the Lease is hereby amended by deleting the first two sentences and replacing them with the following:

“In connection with this Lease of the Demised Premises, Landlord further grants to Tenant, its employees, agents, customers and business invitees, the non-exclusive right to use all access ways to and from the Demised Premises and public roadways as well as all other areas of the Development Site available for the non-exclusive use and benefit of all tenants (and invitees), including without limitation the Minnite Parcel (the “Common Areas”). Tenant shall reimburse Landlord its prorated share (based on the percentage which the gross building area of the Building constitutes of the gross building area of all buildings on premises in the Development Site) of all expenses, fees, disbursements and costs which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, insurance, repair, replacement, preservation and operation of the Common Areas.”

5.   Taxes. Section 11 of the Lease is hereby amended by adding the following language at the end:

a.	Direct Payment. Notwithstanding anything herein to the contrary, Landlord may elect at any time, and in its sole discretion, to require that Tenant shall pay all property taxes and directly as and when due and payable to the applicable taxing authority. Landlord agrees to submit tax bills for the Demised Premises to Tenant within at least thirty (30) days prior to the date the taxes on such tax bills are required to be paid to the taxing authority, and Tenant shall pay such taxes directly to the taxing authority prior to the date such taxes are due without penalties or fees. At the time Tenant pays such taxes, Tenant shall concurrently provide Landlord with reasonable evidence of such payment.

b.	Tax Appeals. Tenant may on its own or in Landlord’s name, upon prior written notice to Landlord, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments, and Landlord shall reasonably cooperate with Tenant in such protest, appeal, or other action but at Tenant’s expense and at no cost or expense to Landlord; provided, that (i) neither the Demised Premises nor the rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (ii) neither Landlord nor Tenant would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; and (iii) Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

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6.    Insurance. Section 12 of the Lease is hereby amended as follows:

a.	The following language is added to the end of the 5th paragraph:

“Tenant shall, if and to the extent required by Landlord’s lenders, provide additional documentation evidencing such insurance coverage, such as copies of the policy and endorsements. In addition, Tenant acknowledges maintaining workman’s compensation coverage as required by state law as well umbrella coverage in excess of $10,000,000, and upon Landlord request, Tenant shall provide Landlord with a certificate of insurance or other reasonable evidence of such workman’s compensation or umbrella coverage, as the case may be.”

b.	The following language is added to the end of the Section:

“Landlord Insurance; Reimbursement. Notwithstanding anything herein to the contrary, if Tenant fails to carry sufficient insurance as required by this Lease or if Tenant fails to provide reasonable evidence of such insurance coverage (including without limitation copies of the policy and endorsements), Landlord may elect at any time thereafter to carry building loss or damage, general liability and/or hazard insurance for the Demised Premises in addition to business interruption insurance coverage, to exclude insurance premiums for such coverage from the monthly installments to be paid along with Base Rent and to require instead that Tenant shall pay Landlord for all insurance premium payments upon Landlord’s written demand of reimbursement for same.

Waiver of Subrogation. Landlord and Tenant each hereby waives any right of recovery against the other and the authorized representatives of the other for any loss or damage that is covered or required by this Lease to be covered by any policy of insurance maintained with respect to the Demised Premises or the Building or any operations therein, even though such loss or damage might have been occasioned by the negligence of such party. Each party shall cause insurance policies relating to this Lease, the Demised Premises, or the Building to provide that such insurers waive all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policies.”

7.   Ratification. Except as amended hereby, the Lease is hereby ratified and confirmed and shall remain in full force and effect. From and after the date of this Amendment, all references to the “Lease” shall mean the Lease as amended by this Amendment. In the event of any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

8.   Counterparts. This Amendment may be executed in counterparts and, when counterparts of this Amendment have been executed and delivered by all parties hereto, this Amendment shall be fully binding and effective, just as if all parties hereto have executed and delivered a single counterpart hereof.

[Signature Pages Follow]

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Signature page to

Second Amendment to Lease Agreement

(Belpre III)

Executed as of the Effective Date.

LANDLORD:

GMR BELPRE, LLC,
a Delaware limited liability company

By:	Global Medical REIT L.P.,
a Delaware limited partnership, its Sole Member

	By:	Global Medical REIT GP LLC,
a Delaware limited liability company,
its General Partner

		By:	Global Medical REIT Inc.,
a Maryland corporation,
its sole Member

			By:	/s/ Jamie Barber
				Name:	Jamie Barber
				Its:	General Counsel

TENANT:

MARIETTA MEMORIAL HOSPITAL,
an Ohio non-profit corporation

By:	/s/ J. Scott Cantley
Name: J. Scott Cantley
Title: CEO

S-1

Exhibit A

MINNITE PARCEL DEPICTION

Real property in the City of Belpre, County of Washington, State of Ohio, described as follows:

Tract 1:

Situate in and being a part of 38.86 acre Lots Number 29 and 30, Section 2, Town 2, Range 10, Belpre Corporation, Washington County, Ohio, being more particularly bounded and described as follows; Beginning at a concrete monument found where the West line of 38.86 acre Lot Number 30 intersects the northerly right of way line of the CSX Railroad Company (also known as the Old Baltimore and Ohio Railroad Company), said monument being the Southeast corner of Lot Number 7 of meads subdivision (Plat Book 9, Page 77);

Thence N 02°42’38” E 59.00 feet, leaving the northerly right of way line of CSX Railroad Company and with said mead subdivision, to a 5/8” rebar found at a common corner to the 1.996 acre (total) Belpre III, LLC. Tract (Official Record 587, Page 1694);

Thence S 87°17’22” E 259.54 feet, leaving the west line of 38.86 acre Lot Number 30 and with said 1.996 acre (total) Belpre III LLC. Tract, to a 5/8” capped rebar set at a common corner;

Thence N 02°42’36” E 255.73 feet, with said 1.996 acre (total) Belpre III LLC. Tract, to a drill hole set at a common corner to a 1.295 acre tract (To Be Recorded);

Thence S 87°20’38” E 50.00 feet, with said 1.295 acre tract and binding on the 0.329 acre Minnite Family LLC. Tract (Official Record 587, Page 1704), to a 5/8” capped rebar set;

Thence N 02°42’37” E 118.86 feet, with said 1.295 acre tract and binding on said 0.329 acre Minnite Family LLC. Tract, to a 5/8” capped rebar set at a common corner in the northerly line of said 0.329 acre Minnite Family LLC. Tract;

Thence N 76°17’27” E 35.20 feet, with said 1.295 acre tract, to a 5/8” rebar found at a common corner to the 0.422 acre Belpre IV LLC. Tract (Official Record 574, Page 937), passing a 5/8” rebar found at 7.85 feet;

Thence, leaving said 1.295 acre tract and with said 0.422 acre Belpre IV LLC. Tract, the following three (3) courses and distances;

(1) Thence S 02°50’59” W 128.77 feet to a 5/8” rebar found;

(2) Thence S 87°20’38” E 125.35 feet to a 5/8” rebar found;

(3) Thence N 02°37’59” E 30.03 feet to a 5/8” capped rebar set at a common corner to the 3.709 acre (total) Belpre IV LLC. Tract (Official Record 548, Page 2183);

Thence S 87°04’54” E 26.42 feet, with said 3.709 acre (total) Belpre IV LLC. Tract, to a 5/8” capped rebar found at a common corner to the 0.5794 acre Belpre IV LLC. Tract (Official Record 622, Page 1306);

Thence S 02°46’45” W 345.77 feet, with said 0.5794 acre Belpre IV LLC. Tract and then with the 0.7326 acre 601 Plaza LLC. Tract (Official Record 493, Page 1576 to a 5/8” rebar found in the northerly right of way line of the CSX Railroad Company, passing a capped 5/8” rebar found at 315.59 feet;

Thence N 87°11’06” W 494.31 feet, with the northerly right of way line of the CSX Railroad Company, to the point of beginning,

Exhibit A-1

Containing 2.169 acres, including 1.253 acres in 38.86 acre Lot Number 29 and 0.916 acre in 38.86 acre Lot Number 30, per an actual field survey performed by Randall R. Cline II on or about April 2, 2018 as shown on plat attached hereto and made apart thereof.

Being a part of the same tract or parcel of land conveyed to Minnite Family, LLC. in Official Record 507, Page 398.

Subject to all legal rights of way, Easements, Restrictions, and deeds of record.

Basis of Bearings: Ohio State Plane (South Zone).

Tract 2:

Situated in and being a part of 38.86 acre Lots Number 27, 28, 29 and 30, Section 2, Town 2, Range 10, Belpre Corporation, Washington County, Ohio, being more particularly bounded and described as follows;

Beginning at a concrete monument found where the West line of 38.86 acre Lot Number 30 intersects the Northerly right of way line of the CSX Railroad Company (also known as the Old Baltimore and Ohio Railroad Company), said monument being the Southeast corner of Lot Number 7 of meads subdivision (Plat Book 9, Page 77); thence N 02°42’38” E 59.00 feet, leaving the northerly right of way line of CSX Railroad Company and with said mead subdivision, to a 5/8” rebar found at a common corner to the 1.996 acre (total) Belpre III, LLC. Tract (Official Record 587, Page 1694); thence S 87°17’22” E 259.54 feet, leaving the West line of 38.86 acre Lot Number 30 and with said 1.996 acres (total) Belpre III LLC. Tract, to a 5/8” capped rebar set at a common corner; thence N 02°42’36” E 255.73 feet, with said 1.996 acre (total) Belpre III LLC. Tract, to a drill hole set at a common corner to a 2.169 acre tract (to be recorded), said drill hole set being the true point of beginning;

Thence N 02°42’36” E 104.17 feet, with said 1.996 acre (total) Belpre III LLC. Tract, to a drill hole set at a common corner to the 1.683 acre Belpre II LLC. Tract (Official Record 538, Page 1084);

Thence N 13°42’36” W 50.00 feet, with said 1.996 acre (total) Belpre III LLC. Tract, to a drill hole set at a common corner;

Thence N 76°17’27” E 479.76 feet, with said 1.996 acre (total) Belpre III LLC. Tract, and then with the 2.485 acre Belpre I LLC. Tract (Official Record 507, Page 405), to a drill hole set at a common corner to the 2.890 acre Minnite Family LLC. Tract (Official Record 610, Page 2651);

Thence S 87°11’36” E 544.98 feet, with said 2.890 acre Minnite Family LLC. Tract, to a 5/8” capped rebar set in the westerly right of way line of Farson Street;

Thence S 04°06’31” W 50.01 feet, with the westerly right of way line of Farson Street, to a 5/8” rebar found at a common corner to the 3.709 acre Belpre IV LLC. Tract (Official Record 548, Page 2183);

Thence N 87°11’36” W 536.59 feet, leaving the westerly right of way line of Farson Street and with said 3.709 acre Belpre IV LLC. Tract, to a drill hole set at a common corner, passing a 5/8” capped rebar found at 483.05 feet;

Thence S 76°17’27” W 420.37 feet, with said 3.709 acre Belpre IV LLC. Tract, with the 0.422 acre Belpre IV LLC. Tract (Official Record 574, Page 937), and then with a 2.169 acre tract (to be recorded), to a 5/8” capped rebar set at a common corner, passing a 5/8” capped rebar found at 234.26 feet and passing 5/8” rebars found at 255.07 feet, 385.17 feet and at 412.52 feet;

Exhibit A-1

Thence S 02°42’37” W 118.86 feet, with said 2.169 acre tract (To Be Recorded), to a 5/8” capped rebar set at a common corner;

Thence N 87°20’32” W 50.00 feet, with said 2.169 acre tract (To Be Recorded), to the true point of beginning;

Containing 1.295 acres, including 0.287 acres in 38.86 acre Lot Number 27, 0.383 acre in 38.86 acre Lot Number 28, 0.399 acres in 38.86 acre Lot Number 29, and 0.226 acres in 38.86 acre Lot Number 30, per an actual field survey performed by Randall R. Cline II on or about April 2, 2018 as shown on Plat attached hereto and made apart thereof.

Being a part of the same tract or Parcel of land conveyed to Minnite Family, LLC. in Official Record 507, Page 398.

Subject to all legal rights of way, Easements, Restrictions, and deeds of record.

Basis of bearings: Ohio State Plane (South Zone).

Exhibit A-1